UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 23, 2010
Date of Report (Date of earliest event reported)

CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street., Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07  Submission of Matters to a Vote of Security Holders

On March 5, 2010, we commenced a solicitation of written consent from the holders of our limited liability company interests to approve an amendment to our operating agreement, without the necessity of holding a special meeting of the holders.  The purpose of the proposed amendment was to allow the managing member to cause us to incur debt in order to meet our operating costs and to maintain the same level of cash distributions to unit holders.

On April 9, 2010, our managing member elected to extend the period for receipt of signed consents from April 9, 2010 to April 23, 2010.  The affirmative consent of a majority of the outstanding percentage interests was required to approve the amendment to the operating agreement. As of April 23, 2010, we had received affirmative consents from holders of a majority of the outstanding percentage interests approving the proposed amendment to our operating agreement and concluded the consent process.

Item 9.01  Financial Statements in Exhibits

(d)  Exhibits

99.1                           Communication to security holders dated April 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser, Chief Financial Officer

Dated: April 28, 2010